Exhibit 10.2

EXECUTION VERSION

OTIS WORLDWIDE CORPORATION
AS GUARANTOR

AND

MORGAN STANLEY SENIOR FUNDING, INC.
AS ADMINISTRATIVE AGENT

COMPANY GUARANTEE AGREEMENT

- i -

COMPANY GUARANTEE AGREEMENT

On September 22, 2021

BETWEEN

(A)	OTIS WORLDWIDE CORPORATION, a Delaware corporation (hereinafter, the “Guarantor”); and

(B)	MORGAN STANLEY SENIOR FUNDING, INC., a Delaware corporation (the “Administrative Agent”).

The Guarantor and the Administrative Agent hereinafter also individually referred to as a “Party” and together as the “Parties”.

RECITALS

(A)
Whereas, on September 22, 2021, Opal Spanish Holdings, S.A.U., a company incorporated under the laws of Spain, with registered office at calle Suero de Quiñones, 34, planta 1ª, Madrid, Spain, Spanish tax identification number A-16808453 (the “Bidder”), announced to the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) a voluntary takeover bid for 100% of the share capital (the “Shares”) in Zardoya Otis, S.A., a Spanish public limited company (sociedad anónima), with registered office at calle Golfo de Salónica 73, Madrid, Spain, Spanish tax identification number A-28011153, and registered with the Commercial Registry of Madrid in volume 8, page 1, sheet 33171 (the “Target”) for a total price of up to €1,650,000,000 (the “Offer Price”) (such takeover bid, the “Initial Offer” and the Initial Offer plus any other takeover bid to be launched by the Bidder either voluntary or mandatory (including, but not limited to, any squeeze or sell out) for the acquisition of the Shares being the “Offer”).

(B)
Whereas, on or around the date hereof, the Bidder as borrower and the Guarantor as guarantor have entered into a bridge facilities credit agreement with Morgan Stanley Bank AG as initial lender and Morgan Stanley Senior Funding, Inc. as administrative agent (the “Credit Agreement”) for the purposes of, amongst others, financing the consideration for the acquisition of the Shares under or in connection with the Offer.

(C)
Whereas, on or around the date hereof, the Bidder has entered into a CNMV Guarantees Issuance Agreement with Morgan Stanley Bank AG as CNMV Guarantee Provider and Morgan Stanley Senior Funding, Inc. as administrative agent (the “CNMV Guarantees Issuance Agreement”) for the purposes of, amongst others, the CNMV Guarantee Provider issuing a guarantee in respect of the obligations of the Bidder pursuant to the Offer as required by Section 15 of Royal Decree 1066/2007, of 27 July, on the regime governing takeover bids (Real Decreto 1066/2007, de 27 de julio, sobre el régimen de las ofertas públicas de adquisición de valores) (the “Spanish Royal Decree”).

(D)
Whereas, subject to the terms of this Company Guarantee Agreement (this “Agreement”) and in order to induce the CNMV Guarantee Providers and the Administrative Agent to enter into the CNMV Guarantees Issuance Agreement, the Guarantor has agreed to unconditionally guarantee all obligations of the Bidder under the CNMV Guarantees Issuance Agreement for the benefit of the CNMV Guarantee Providers and the Administrative Agent under the CNMV Guarantees Issuance Agreement.

(E)	Whereas, in consideration of the foregoing the parties hereto hereby agree as follows:

CLAUSES

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless otherwise defined herein, capitalised terms used in this letter shall have the meanings given to such terms in the CNMV Guarantees Issuance Agreement or the Credit Agreement, as the context may require.

1.2	Construction

The rules of construction set forth in Clause 1.2 and Clause 1.3 of the CNMV Guarantees Issuance Agreement shall apply to this Agreement, mutatis mutandis.

1.3	Loan Document

This Agreement constitutes a Loan Document for the purposes of the Credit Agreement.

1.4	Administrative Agent

The provisions set forth in Clause 13 of the CNMV Guarantees Issuance Agreement shall apply to this Agreement, mutatis mutandis.

2.	COMPANY GUARANTEE

2.1.1
The Guarantor hereby unconditionally guarantees the full and punctual payment of all amounts payable by the Bidder under the CNMV Guarantees Issuance Agreement, within three (3) Business Days after written demand therefor shall have been received by the Guarantor from the relevant CNMV Guarantee Provider (the “Guarantee”).

2.1.2
The obligations of the Guarantor under the Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)
any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Bidder under the CNMV Guarantees Issuance Agreement, or any other Loan Document, by operation of law or otherwise;

(ii)	any modification or amendment of or supplement to the CNMV Guarantees Issuance Agreement or any other Loan Document;

(iii)
any change in the corporate existence, structure or ownership of the Bidder or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Bidder or its assets or any resulting release or discharge of any obligation of the Bidder contained in the CNMV Guarantees Issuance Agreement or any other Loan Document;

(iv)
the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Bidder, any CNMV Guarantee Provider or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)
any invalidity or unenforceability relating to or against the Bidder for any reason of the CNMV Guarantees Issuance Agreement or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Bidder of any amount payable by it under the CNMV Guarantees Issuance Agreement or any other Loan Document; or

(vi)
any other act or omission by the Bidder, any CNMV Guarantee Provider or any other Person which might, but for the provisions of this Clause 2.1.2, constitute a legal or equitable discharge of the Guarantor’s obligations under the Guarantee (other than as set forth in Clause 2.1.3).

2.1.3
The Guarantor’s obligations under the Guarantee with respect to the obligations of the Bidder shall remain in full force and effect until the date on which the Commitments shall have terminated, no CNMV Guarantee is outstanding and all amounts payable by the Bidder under the CNMV Guarantees Issuance Agreement shall have been paid in full; provided, however, that prior to such date, the Guarantor may be released from any of its obligations under the Guarantee by the Administrative Agent with the written consent of all of the CNMV Guarantee Providers. If at any time any payment payable by the Bidder under the CNMV Guarantees Issuance Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Bidder, or otherwise, the Guarantor’s obligations under the Guarantee with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

2.1.4
The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action not provided for herein be taken by any Person against the Bidder or any other Person.

2.1.5	Section 2.14 of the Credit Agreement shall apply mutatis mutandis to any payment made by the Company on behalf of the Bidder pursuant to the Guarantee.

3.	EFFECTIVENESS

This Agreement shall not become effective until the first date on which each of the following conditions shall be satisfied (or such condition shall have been waived):

3.1
The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

4.	LEGAL OPINION

4.1
On the date that Uría Menéndez Abogados, S.L.P. delivers a capacity legal opinion to the Administrative Agent in connection with the CNMV Guarantees Issuance Agreement, the Guarantor will deliver to the Administrative Agent favorable written opinions (addressed to the Administrative Agent and the CNMV Guarantee Providers) of the general counsel, in-house counsel and/or outside counsel of the Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with the Guarantor’s past practice, dated as of the date of such Uría Menéndez Abogados, S.L.P. opinion.

5.	CHANGES TO THE PARTIES

The Guarantor may not assign, transfer, substitute or subrogate the rights and obligations assumed under this Agreement without the prior written consent of the Administrative Agent.

6.	APPLICABLE PROVISIONS

Sections 9.01, 9.03, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15 and 9.16 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

7.	COMMUNICATIONS

7.1	Notice details for the Administrative Agent

Attention:          Agency Team

E-mail:	Agency.Borrowers@morganstanley.com; tarik.johnson@morganstanley.com

Address:	1300 Thames Street, Thames Street Wharf, 4th Floor, Baltimore, Maryland 21231 (USA).

7.2	Notice details for the Guarantor

Attention:	Imelda Suit, Vice President and Treasurer

E-mail:	Imelda.suit@otis.com

Address:	c/o Otis Worldwide Corporation, One Carrier Place, Farmington, Connecticut 06032 (USA).

8.	SURVIVAL

The provision of Clause 6 relating to Section 9.03 of the Credit Agreement shall survive and remain in full force and effect regardless of the repayment of the CNMV Guarantees or the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OTIS WORLDWIDE CORPORATION

By:	/s/ Imelda Suit
	Name:	Imelda Suit
	Title:	Vice President, Treasurer

[Signature Page to Otis Company Guarantee Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Mrinalini MacDonough
	Name:	Mrinalini MacDonough
	Title:	Authorized Signatory

[Signature Page to Otis Company Guarantee Agreement]